Exhibit 10.01
The Principal Financial Group

Principal Mutual
Life Insurance Company
Des Moines, Iowa  50392-0001
(515) 247-5111 Phone
(515-247-5930 Fax


March 30, 1995

Airborne



Hyde Athletic Industries, Inc.
13 Centennial Drive
Peabody, Massachusetts 01961

Dear Ms. or Sir:

Reference is made to the Note Purchase Agreement, dated April 29, 1988 (herein the "Note Agreement"), by and between Hyde Athletic Industries, Inc. (the "Company) and Principal Mutual Life Insurance Company ("Principal Mutual"). Pursuant to the Note Agreement, the Company issued, and Principal Mutual purchased, 9.70% Senior Notes of the Company (collectively, the "Notes") in the original aggregate principal amount of $12,000,000 due April 29, 1998. Capitalized terms used but not defined herein shall have the meanings described to them in the Note Agreement.

By their execution hereof as provided below, the Company and Principal Mutual agree and consent to the following waiver, but only as to the extent expressly provided herein, and subject to the terms and conditions set forth below.

1. INSURANCE. Principal Mutual hereby waives the requirements of Section 10.2(b) of the Note Agreement to the extent that such requirements apply to insurance coverage obtained by the Company from Arkwright Mutual Insurance Company ("Arkwright") for so long as Arkwright maintains A.M. Best Company ratings with respect to size and financial strength of no less than A plus X.

2. CONDITIONS PRECEDENT. The waiver made and granted by Principal Mutual herein is expressly subject to and shall be effective only upon the satisfaction of the following conditions.

     2.1 The Company and Principal Mutual each shall have executed this letter agreement.

     2.2 As of the date of execution hereof by the Company, no Default or Event of Default under the Note Agreement shall exist or be continuing, after giving effect to the waiver set forth herein.

     2.3  The representations and warranties of the Company referred to in
Section 7 of the Note Agreement, shall be true and complete in all material respects, as if made on and as of the date hereof (except as to those representations and warranties which are made as of a specific date, which shall be true and complete in all material respects as of such specific date, and except for changes resulting from transactions or occurrences permitted under the Note Agreement).

     2.4 The representations of the Company referred to in Section 3 hereof shall be true and complete in all material respects.

3. REPESENTATIONS OF THE COMPANY. The Company, by its execution and delivery of this letter agreement, hereby represents and warrants to Principal Mutual as follows:

     3.1 As of the date of this letter agreement, no Default or Event of Default under the Note Agreement, or under any other agreement to which the Company is subject, exists or is continuing, after giving effect to the waiver set forth herein.

     3.2  The representations and warranties of the Company referred to in
Section 7 of the Note Agreement are true and correct and complete in all material respects as if made on the date hereof, except as to those representations and warranties made as of a specific date, which are true and correct and materially complete as of such date and except for changes resulting from transactions or occurrences permitted under the Note Agreement.

     3.3 No dissolution proceedings with respect to the Company have been commenced or are contemplated, and there had been no material adverse change in the business, conditions or operations (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole since April 29, 1988, except as previously disclosed to Principal Mutual.

     3.4 This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

4.   MISCELLANEOUS

     4.1 It is expressly understood and agreed that the waiver contained herein shall not constitute either (a) a modification, alteration or amendment of the terms, conditions, and covenants of the Note Agreement or the Notes, both of which shall remain unchanged and in full force and effect, except as otherwise specifically set forth herein, or (b) a waiver, release or limitation upon the exercise by Principal Mutual of any of the rights, legal or equitable, thereunder except as to matters as to which Principal Mutual herein expressly consent or waive compliance and only for the relevant time period set forth herein. Nothing herein is intended or shall be construed to release or relieve the Company in any way or to any extent from any of the obligations, covenants or agreements imposed upon the Company by the Note Agreement or the Notes or otherwise, or from the consequences of any default thereunder, except as to matters as to which the undersigned expressly agree herein.

     4.2 The Note Agreement and the Notes are in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall be and remain in full force and effect.

     4.3 The execution of this letter agreement by Principal Mutual shall not in any way constitute, or be construed as, a waiver of any provision of, or of any Default or Event of Default under, the Note Agreement except as expressly provided herein, nor shall it constitute an agreement or obligation of Principal Mutual to give its consent to any future waiver, consent or amendment of the Note Agreement or to any future transaction which would, absent consent of Principal Mutual, constitute a Default or Event of Default under the Note Agreement.

     4.4 This letter agreement may be executed in as many counterparts as may be deemed necessary or convenient and by the different parties hereto on separate counterparts (provided that the Company will execute each counterpart), and each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same agreement.

     4.5 This letter agreement shall be deemed effective as of December 30, 1994, provided that the provisions and the conditions precedent set forth in
Section 2 hereof have been completely satisfied.

     4.6 This letter agreement (a) shall be binding on the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns, (b) constitutes the entire agreement among the parties hereto with respect to the matters addressed herein, and (c) shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

Hyde Athletic Industries, Inc.

By: /s/ Charles Gottesman
    ----------------------
     Its:



Principal Mutual Life Insurance Company

By: /s/   Mark J. Burns
    ----------------------
     Its:


By: /s/   Clint Woods
    ----------------------
     Its: